UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☒	Soliciting material Pursuant to §240.14a-12

Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP
MARCATO INTERNATIONAL MASTER FUND LTD.
RICHARD T. MCGUIRE III
SCOTT O. BERGREN
SAM ROVIT
EMIL LEE SANDERS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 6, 2017, Marcato Capital Management LP and its affiliates (collectively, “Marcato”) updated www.WinningatWildWings.com to include biographies for four individuals who have agreed to stand for election as directors of Buffalo Wild Wings, Inc. (the “Company”) at the Company’s 2017 annual meeting of shareholders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”). The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).  MARCATO INTERNATIONAL STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).

Marcato has posted the following materials to www.WinningatWildWings.com:

WINNING AT WILD WINGS

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Mick McGuire

Mick McGuire is the Founder and Managing Partner of Marcato Capital Management. Based in San Francisco, Marcato manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities. Prior to forming Marcato in 2010, Mr. McGuire was a partner at Pershing Square Capital Management, where he evaluated investments in the consumer, restaurant, retail, financial services and business services industries.

Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor's degree in Economics from Princeton University. Mr. McGuire also serves on the board of Tipping Point Community, the Bay Area's leading poverty-fighting organization and previously served on the board of NCR Corporation from November 2014 to November 2015.

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WINNING AT WILD WINGS

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Press Releases

FEBRUARY 6, 2017

Marcato Nominates Four Highly-Qualified Candidates for Election To The Buffalo Wild Wings Board of Directors →

DECEMBER 6, 2016

Marcato Issues Open Letter to Buffalo Wild Wings' Franchisees →

OCTOBER 13, 2016

Marcato Sends Letter to Buffalo Wild Wings Board of Directors Regarding Board Entrenchment →

OCTOBER 11, 2016

Marcato Responds to Buffalo Wild Wings' Appointment of Three New Directors →

© 2016 - Marcato Capital Management, LP | All Rights Reserved | Disclaimer

WINNING AT WILD WINGS

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Disclaimer

This website (the "Website") has been prepared by Marcato Capital Management LP ("Marcato Capital"), an SEC registered investment advisor based in San Francisco, California. Marcato Capital provides investment advisory services to proprietary private investment funds (collectively, the "Marcato Funds") that may beneficially own and/or have an economic interest in shares of Buffalo Wild Wings, Inc. (the "Company").

This Website is for informational purposes only and should not be construed as investment advice for any person, and should not be relied upon for making any investment decision. Any securities or investment ideas listed in this Website are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that an investment identified or described in this Website was or will be profitable.

The views expressed in this Website represent the views and opinions of Marcato Capital and/or certain affiliates and are based on publicly available information and Marcato Capital analyses. Certain financial information and other data used in this Website has been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") by the issuer or other companies that Marcato Capital considers comparable. Marcato Capital has not sought or obtained consent from any third party to use any statements or information indicated in the Website as having been obtained or derived from a third party, and the inclusion of such third party statements or information should not be viewed as indicating the support of such third party for the views expressed in this Website. While Marcato Capital believes that the information contained in this Website is accurate in all material respects, such information has not been independently verified by Marcato Capital, and Marcato Capital disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato Capital disclaims any obligation to correct, update or revise this Website or to otherwise provide any additional materials to recipients of this Website. Neither Marcato Capital nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information.

The Marcato Funds are in the business of trading–buying and selling–securities. There may be developments in the future that cause one or more of the Marcato Funds to engage in transactions that change the beneficial and/or economic interest in the Company. The Marcato Funds may buy or sell or otherwise change the form or substance of any of their investments at any time in any manner permitted by law, and expressly disclaims any obligation to notify any recipient of the Website of any such changes.

This Website may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect Marcato Capital's views with respect to, among other things, future events and financial performance, and actual results may vary materially from the results discussed in this Website. Forward-looking statements are subject to various risks and uncertainties and assumptions and there can be no assurance that any idea or assumption contained in this Website is, or will be proven, correct. Forward-looking statements should not be regarded as a representation by Marcato Capital that the future plans, estimates or expectations contemplated will ever be achieved.

Under no circumstances is this Website to be used or considered as an offer to sell or a solicitation of an offer to buy any security, including, without limitation, any interest in any Marcato Fund. Any offer to purchase an interest in a Marcato Fund would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment.

This Website is the property of Marcato Capital and may not be reproduced or distributed, in whole or in part, without the express prior written consent of Marcato Capital.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

This Website may be deemed to be solicitation material in connection with the matters to be considered at the 2017 annual shareholder meeting of the Company (the "2017 Annual Meeting"). Marcato International Master Fund, Ltd. ("Marcato") and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the "SEC") to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 Annual Meeting.

As of the date hereof, Marcato directly owns 950,000 shares of common stock, no par value, of the Company (the "Common Stock"), representing approximately 5.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital, as the investment manager of Marcato, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire's position as the managing partner of Marcato Capital, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

© 2016 - Marcato Capital Management, LP | All Rights Reserved | Disclaimer

Marcato has also placed the following advertisements on Facebook, LinkedIn and Google and may from time to time place such advertisements in additional publications:

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Headline 1	Improve Buffalo Wild Wings
Headline 2	Marcato has roadmap for change
Description	Marcato wants to hear your ideas on how BWLD can reach its full potential
URL	http://www.winningatwildwings.com/

Headline 1	Winning at Buffalo Wild Wings
Headline 2	Changes Needed at BWLD
Description	Marcato believes in the future of BWLD and has clear roadmap for value creation
URL	http://www.winningatwildwings.com/

Headline 1	Winning at Buffalo Wild Wings
Headline 2	Help BWLD Reach Full Potential
Description	Marcato Capital has roadmap for change and value creation for BWLD stakeholders
URL	http://www.winningatwildwings.com/